UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2020, Motus GI Holdings, Inc., a Delaware corporation (the “Company”), entered into a lease of certain office space (the “Lease Agreement”) with 720 UNIVERSITY PROPERTY, LLC, a Delaware limited liability company (the “Landlord”), as landlord, pursuant to which the Company agreed to lease from the Landlord certain premises (the “Premises”) located at 720 University Avenue, Norwood, Massachusetts, to be used for general, administrative and executive offices, and uses ancillary thereto. The Property will serve as the Company’s new corporate headquarters.

The Premises consist of approximately 7,684 leasable square feet. The base rent for the Premises varies over the Term (as defined below), and generally ranges from approximately $197,900 to approximately $244,000 per year. The Company also will be responsible for its pro rata share of any operating expenses, taxes and insurance expenses incurred by the Landlord in connection with the office building in which the Premises are located. The Lease Agreement also contains customary default provisions allowing the Landlord to terminate the Lease Agreement if the Company fails to cure certain breaches of its obligations under the Lease Agreement within a specified period of time. In addition, the Company will be obligated to indemnify the Landlord for certain losses incurred in connection with the Company's use and occupancy of the Premises. Concurrent with the execution of the Lease Agreement, the Company delivered a letter of credit to the Landlord as a security deposit in an amount equal to $65,954.32 (the "Letter of Credit").

The Lease Agreement includes the grant by the Landlord to the Company of a tenant improvement allowance to be used toward the initial build out of the Premises by the Landlord in an amount of up to $399,568.00 (the “Landlord’s Contribution”). As a condition to taking occupancy of the Premises, the Company will pay, as additional rent, any construction costs incurred by the Landlord in excess of the Landlord’s Contribution. The initial term of the Lease Agreement (the “Term”) is for a period of six years and two months (including an initial 2 month free-rent period beginning on the Commencement Date (as defined below)) and shall begin on the date that Landlord substantially completes the initial build out of the Premises, which is expected to be on or about June 11, 2020 (the “Commencement Date”). Under the Lease Agreement, the Company has the option to extend the Term for one subsequent five-year period, provided that the base rent during any extension term will be at a prevailing market rate.

The summary of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 12, 2020, the Company issued a press release announcing the Lease Agreement with Landlord. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

10.1	Lease Agreement, effective as of March 11, 2020, by and between Motus GI Holdings, Inc., and 720 UNIVERSITY PROPERTY, LLC.

99.1	Press release of Motus GI Holdings, Inc., dated March 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: March 12, 2020	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer

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